              As filed with the Securities and Exchange Commission on
                              February 25, 1998
                                            Registration No. 333-
              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                      FORM S-8
                                REGISTRATION STATEMENT
                                        under
                               THE SECURITIES ACT OF 1933

                                   MMI COMPANIES, INC.
                  (Exact name of registrant as specified in its charter)

                 Delaware                            36-3263253
        (State or other jurisdiction of          (I.R.S. Employer
        incorporation or organization)           Identification No.)

                       540 Lake Cook Road, Deerfield, Illinois
                                     60015-5290
                      (Address of principal Executive Offices)
                                     (Zip Code)

               1993 Non-Employee Directors' Formula Stock Option Plan
                              1993 Employee Stock Plan
                              (Full title of the plans)

                                Wayne A. Sinclair, Esq.
                                  MMI Companies, Inc.
                  540 Lake Cook Road, Deerfield, Illinois 60015-5290
                       (Name and address of agent for service)

                                     (847) 940-7550
             (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
  Title of    Amount to be   Proposed       Proposed       Amount
 Securities    Registered     Maximum       Maximum          of
   to be        (1) (2)      Offering      Aggregate    Registration
 Registered                  Price Per      Offering        Fee
    (2)                        Share       Price (3)
   Common
Stock, $.10      50,000     $25.75 (3)     $1,287,500(3)   $379.81
 par value
   Common
Stock, $.10    1,070,845   $18.5644 (4)  $19,879,587.85(4) $5,864.48
 par value

        (1) There are also registered hereby such indeterminate number of shares of common stock as may become issuable by reason of the operation of the anti-dilution provisions of the Plans.
        (2) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement dated as of June 14, 1997 (the "Rights Agreement"), by and between the Registrant and ChaseMellon Shareholder Services L.L.C., as Rights Agent. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Registrant's common stock, and will be transferred along with and only with such securities. Thereafter, separate certificates will be issued representing one Right for each share of common stock of the Registrant, subject to adjustment as provided in the Rights Agreement.
        (3) Pursuant to Rule 457(h), the offering price for these additional shares is estimated solely for the purpose of determining the registration fee and is based on the average high and low prices of the common stock on the New York Stock Exchange on February 20, 1998 which was $25.75 per share.
        (4) Includes 271,342 shares with respect to which options were granted at an exercise price of $5.35 per share and 299,486 shares with respect to which options were granted at an exercise price of $18.54 per share. An additional 500,017 shares are to be offered at prices not presently determined. Pursuant to Rule 457(h), the offering price for these additional shares is estimated solely for the purpose of determining the registration fee and is based on the average high and low prices of the common stock on the New York Stock Exchange on February 20, 1998 which was $25.75 per share.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

             Pursuant to Rule 416 of the Securities Act, this
        Registration Statement shall be deemed to cover any additional shares offered under the Plans in order to reflect share splits, share dividends, mergers and other capital changes.

        Item 3.  Incorporation of Documents by Reference.

             This Registration Statement is being filed to register 50,000 additional shares of common stock, $0.10 par value (the "Common Stock"), of MMI Companies, Inc., a Delaware corporation (the "Corporation" or the "Registrant"), under its 1993 Non-Employee Directors' Formula Stock Option Plan (the "Directors' Plan"), and 1,070,845 additional shares of Common Stock under its 1993 Employee Stock Plan (the "Employee Plan" and, together with the Directors' Plan, the "Plans"). The Registrant's Registration Statement on Form S-8 #33-81228 which was filed by the Registrant with the Commission pursuant to the Securities Act and became effective on July 6, 1994 registered 137,500 shares of Common Stock for issuance under the Directors' Plan, and 1,237,500 shares of Common Stock for issuance under the Employee Plan. The following documents filed by the Registrant (File No. 1-11920) with the Commission are incorporated herein by reference:

        (a)  Annual Report on Form 10-K for the fiscal year ended
        December 31, 1996, as amended to date;

        (b)  Quarterly Report on Form 10-Q for the quarter ended
        March 31, 1997, as amended to date;

        (c)  Quarterly Report on Form 10-Q for the quarter ended
        June 30, 1997, as amended to date;

        (d)  Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1997;

        (e) the description of Common Stock contained in the Registrant's Registration Statement on Form 8-A filed April 28, 1993, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all amendments thereto filed for the purpose of updating such description;

        (f)  the description of the Registrant's Shareholder Rights
        Plan contained in the Registrant's Registration Statement on Form 8-A filed June 27, 1997; and

        (g) the Registrant's Current Reports on Form 8-K dated June 25, 1997 and filed June 27, 1997, dated June 17, 1997 and filed June 18, 1997, and dated and filed December 23, 1997.

             All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

             Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        Item 4.  Description of Securities.

        Not applicable.

        Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

        Item 6. Indemnification of Directors and Officers.

        The Registrant, being incorporated under the General
        Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding to which such person is made a party or threatened to be made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("Corporate Persons"). Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

             Article XIV of the Registrant's by-laws provides for indemnification and insurance on behalf of the Corporate Persons.
        Article XIV provides that the Registrant will indemnify any Corporate Person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (an "Action") by reason of the fact that he or she is or was a Corporate Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal Action, had no reasonable cause to believe his or her conduct was unlawful. With respect to an Action by or in the right of the Registrant, Article XIV also provides that no indemnification shall be made in respect of any claim, issue or matter as to which the Corporate Person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, except to the extent that the court in which the Action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent that a Corporate Person has been successful in the defense of any Action, or in the defense of any claim, issue or matter therein, Article XIV provides that he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification under Article XIV (unless ordered by a court) will be made only as authorized in the specific case, upon a determination, reasonably made, that indemnification is proper in the circumstances because the Corporate Person has met the applicable standards of conduct. Such determination may be made (i) by the board of directors of the Registrant by a majority vote of a quorum consisting of directors who were not parties to such Action, or (ii) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Registrant by a majority vote of a quorum consisting of stockholders who were not parties to such Action. Also, Article XIV provides that the Registrant will pay the expenses incurred in defending an Action in advance of the final disposition of such Action as authorized by the board of directors of the Registrant in the specific case upon receipt of an undertaking by or on behalf of the Corporate Person to repay such amount. The indemnification provided by Article XIV is not exclusive of any other rights of indemnification to which Corporate Persons may be entitled. Article XIV also authorizes the Registrant to purchase insurance on behalf of any Corporate Person against any liability incurred by him or her in, or arising out of, his or her status as a Corporate Person, whether or not the Registrant would have the power to indemnify him or her against such liability.

             Article Ninth of the Registrant's certificate of incorporation eliminates, to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may be amended or supplemented, or any corresponding provision of the DGCL, the personal liability of directors. That paragraph allows corporations incorporated under the DGCL to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. However, that paragraph does not allow corporations to limit the liability of a director (i) for any breach of his or her duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction for which the director derived an improper personal benefit.

       The Corporation maintains liability insurance for its directors and officers.

       Item 7.  Exemption from Registration Claimed.

       Not applicable.

       Item 8.  Exhibits.

       See Exhibit Index.

       Item 9.  Undertakings.

       The Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
              Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (5) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable; in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

                   Pursuant to the requirements of the Securities Act, the
              Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on the 25th day of February, 1998.

                                   MMI COMPANIES, INC.



                                            By:  __/s/ B. Frederick Becker
                                                B. Frederick Becker
                                                Chairman and Chief Executive
                                                Officer

                 Pursuant to the requirements of the Securities Act, this
             Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date: February 25, 1998                 By:  /s/ B. Frederick Becker
                                        B. Frederick Becker
                                        Chairman,  Chief Executive
                                        Officer and Director

Date: February 25, 1998                 By:  /s/ Paul M. Orzech
                                        Paul M. Orzech
                                        Executive Vice President
                                        and Chief Financial Officer

Date: February 25, 1998                 By: /s/ Joseph R. Herman
                                        Joseph R. Herman
                                        Senior Vice President
                                        and Controller

Date: February 25, 1998                 By:__*____________________
                                        Richard R. Barr
                                        Director

Date:                                   By:  ______________________
                                        George B. Caldwell
                                        Director

Date: February 25, 1998                 By:__*____________________
                                        K. James Ehlen, M.D.
                                        Director

Date: February 25, 1998                 By:__*____________________
                                        F. Laird Facey, M.D.
                                        Director

Date: February 25, 1998                 By:__*____________________
                                        William M. Kelley
                                        Director

Date: February 25, 1998                 By:__*____________________
                                        Andrew D. Kennedy
                                        Director

Date: February 25, 1998                 By:__*____________________
                                        Timothy R. McCormick
                                        Director

Date: February 25, 1998                 By:__*____________________
                                        Gerald L. McManis
                                        Director

Date: February 25, 1998                 By:__*____________________
                                        Scott S. Parker
                                        Director

Date: February 25, 1998                 By:__*____________________
                                        Edward C. Peddie
                                        Director

Date: February 25, 1998                 By:__*____________________
                                        Joseph D. Sargent
                                        Director

Date:                                   By:  ______________________
                                        Alan C. Guy
                                        Director

Date:                                   By:  ______________________
                                        Ian G. Sinclair
                                        Director

Date:                                   By:  ______________________
                                        Robert A. Spass
                                        Director

          * By his signature below, B. Frederick Becker, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this Registration Statement on February 25, 1998 on behalf of the above listed persons designated by asterisks, in the capacities set forth under their respective names.

                                   By:  /s/ B. Frederick Becker
                                        B. Frederick Becker
                                        Attorney-in-fact

EXHIBIT INDEX


Exhibit Number Description

      4.1      Certificate of Incorporation of the
               Registrant (filed as an exhibit to the
               Registrant's Quarterly Report on Form 10-Q dated June 30, 1996 and incorporated herein by reference)

     4.2 Bylaws of the Registrant (filed as an exhibit to the Registrant's Annual
               Report on Form 10-K dated December 31, 1994 and incorporated herein by reference)

     4.3 Rights Agreement dated as of June 14, 1997 by and between the Registrant and ChaseMellon Shareholder Services L.L.C., as Rights Agent (filed as an exhibit to the Registrant's Registration
               Statement No. 333-32027 on Form S-4 and
               incorporated herein by reference)

     4.4 Description of specimen stock certificate representing Rights (filed as an exhibit to the Registrant's Registration
               Statement No. 333-32027 on
               Form S-4 and incorporated herein by
               reference)

     4.5       Amended 1993 Employee Stock Plan, effective
               January 15, 1993

     4.6       1993 Non-Employee Directors' Formula Stock
               Option Plan (filed as an exhibit to the Registrant's Registration Statement No. 333-32027 on Form
               S-4 and incorporated herein by reference)

     5.1       Opinion of Wildman, Harrold, Allen & Dixon

     23.1      Consent of Ernst & Young LLP

     23.2      Consent of Wildman, Harrold, Allen  & Dixon
               (included in Exhibit 5.1)

     24.1      Powers of Attorney